Collaborative Investment Series Trust 485BPOS

Exhibit 99.(e)(ii)(a)

COLLABORATIVE INVESTMENT SERIES TRUST

AMENDMENT #2 TO THE DISTRIBUTION AGREEMENT

This Amendment, dated as of August 21, 2025 (the “Amendment Date”), to the Distribution Agreement (this “Amendment”), by and between Collaborative Investment Series Trust, a Delaware statutory trust (the “Trust”) and Paralel Distributors LLC, a Delaware limited liability company (the “Distributor”).

WHEREAS, the Trust and the Distributor entered into a Distribution Agreement dated as of May 1, 2024, as amended, and as in effect prior to giving effect to this Amendment (the “Agreement”); and

WHEREAS, the Trust and the Distributor wish to amend the Agreement and revise Exhibit A of the Agreement to reflect the addition of certain Funds to the Agreement which had been previously given effect to by written notice of such Fund by the Trust, with such Funds’ addition to the Agreement remaining effective as of the date that original written notice was given.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.  The parties hereto agree to replace the current Exhibit A to the Agreement in its entirety with a new Exhibit A attached hereto and incorporated herein by reference herein.

2.  Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Date.

COLLABORATIVE INVESTMENT SERIES TRUST

A Delaware statutory trust

By:

Name: Gregory Skidmore

Title: President & Chairman

PARALEL DISTRIBUTORS LLC

A Delaware limited liability company

By:

Name:	Bradley Swenson

Title:	President

Exhibit A Funds

1.	Anydrus Advantage ETF
2.	Goose Hollow Tactical Allocation ETF
3.	Goose Hollow Multi-Strategy Income ETF
4.	Goose Hollow Enhanced Equity ETF
5.	Mohr Growth ETF
6.	Adaptive Core ETF
7.	Mindful Conservative ETF
8.	Mohr Sector Nav ETF
9.	Mohr Company Nav ETF
10.	Nelson Select ETF
11.	PL Growth and Income ETF